SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    February 12, 2003


Commission File Number:                              0-49677



                            WEST BANCORPORATION, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)



         Iowa                                             42-1230603
         ----                                             ----------
(State of Incorporation)                   (I.R.S. Employer Indentification No.)


                  1601 22nd Street, West Des Moines, Iowa 50266
                  ---------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number:                       515-222-2300

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Item 5. Other Events

     The Registrant issued a press release on February 12, 2003 announcing the election of Thomas E. Stanberry as Chairman, President and Chief Executive Officer and to the Board of Directors.
Item 7. Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release of West Bancorporation, Inc. dated February 12, 2003.

Item 9. Regulation FD Disclosure

     Pursuant to Regulation FD, information is being attached as an Exhibit to this Current Report with respect to a press release announcing the election of Thomas E. Stanberry as Chairman, President and Chief Executive Officer and to the Board of Directors.

         The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, West Bancorporation, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

West Bancorporation, Inc.
-------------------------
(Registrant)
February 12, 2003                           By: /s/ Douglas R. Gulling
-----------------                           --------------------------
Dated                                           Douglas R. Gulling
                                                Chief Financial Officer

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